Exhibit 10.14

OPTION AGREEMENT
UNDER THE
DERBY TOPCO, INC.
2019 STOCK INCENTIVE PLAN

Pursuant to the terms and conditions of this Option Agreement (this “Option Agreement”) and the Derby TopCo, Inc. 2019 Stock Incentive Plan (the “Plan”), the Company hereby grants to the Participant the number of Options set forth below. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1.            Grant of Options. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant, effective as of [•] (the “Date of Grant”), [•] Options (with each Option representing the right to purchase one (1) share of Common Stock), with an Exercise Price per share of Common Stock equal to $[•]. Fifty percent (50%) of the Options granted hereunder are designated as “Time-Vesting Options” and will vest in accordance with Section 2(a) hereof, and the remaining fifty percent (50%) of the Options granted hereunder are designated as “Performance-Vesting Options” and will vest in accordance with Section 2(b) hereof.

2.            Vesting. Options granted hereunder shall be unvested as of the Date of Grant and shall vest as follows:

(a)            Time-Vesting Options. Subject to the Participant’s not having undergone a Termination prior to each applicable Vesting Date, twenty percent (20%) of the Time-Vesting Options shall vest on each of the first five anniversaries of the Closing Date (such that in the ordinary course, assuming no Termination or acceleration, the Time-Vesting Options will fully vest on the fifth (5th) anniversary of the Closing Date) (each such date, a “Vesting Date”); provided; that upon a Change of Control, all unvested Time-Vesting Options that then remain outstanding will vest in full immediately prior to the Change of Control.

(b)            Performance-Vesting Options.

(i)            Performance-Vesting Options shall be eligible to vest upon any Measurement Date, subject to the Participant’s not having undergone a Termination prior to such Measurement Date, based on the achievement of the following performance hurdles (the “Performance Hurdles”):

(A)            None of the Performance-Vesting Options will vest upon any Measurement Date that results in the attainment of a Sponsor MOIC of less than 1.5;

(B)            100% of the Performance-Vesting Options will vest upon any Measurement Date that results in the attainment of a Sponsor MOIC of at least 2.5; and

(C)            To the extent that the achieved Sponsor MOIC falls between 1.5 and 2.5, the Performance-Vesting Options will vest based on a linear interpolation between a Sponsor MOIC of 1.5 and a Sponsor MOIC of 2.5.

(ii)            Performance-Vesting Options that do not vest prior to or upon the Final Measurement Date will be forfeited upon the Final Measurement Date.

(iii)            [for CEO only: For the avoidance of doubt, for so long as the Participant continues to serve on the [identify main Board], he shall not have experienced a Termination for any purpose hereunder, including without limitation vesting or exercisability of the Options.]

(c)            Definitions.

(i)            “Closing Date” means [•], 2019.

(ii)            “Existing Restrictive Covenant Agreement” means an effective agreement between the Participant and a member of the Company Group, pursuant to which the Participant is subject to similar covenants as those contained in the Standard Restrictive Covenant Agreement. To the extent applicable to the Participant, any Existing Restrictive Covenant Agreement is listed on Schedule I hereto.

(iii)            “Final Measurement Date” means the earlier to occur of (A) a Change of Control or (B) following an Initial Public Offering, the date upon which the Sponsor Group no longer collectively holds IPO Securities representing more than ten percent (10%) of the outstanding equity securities of the IPO Company.

(iv)            “Forfeiture Event” means (A) the date of the Participant’s Termination for Cause (or voluntary resignation by the Participant at a time when the Board reasonably determines that the Employer could have terminated the Participant’s employment for Cause) or (B) the date of a Restrictive Covenant Breach.

(v)            “IPO Company” means the entity that an Initial Public Offering of Parent, or an affiliate thereof, is effectuated through and any successor entity thereto.

(vi)            “IPO Securities” means equity securities of the IPO Company.

(vii)            “Marketable Securities” means securities that (i) are traded on the New York Stock Exchange, the NASDAQ Stock Market or any similar national securities exchange, or any successor thereto, and (ii) are registered pursuant to an effective registration statement filed under the Securities Act or may be sold by the holder thereof pursuant to Rule 144 adopted under the Securities Act. Marketable Securities shall not include IPO Securities. The fair market value of any Marketable Securities will equal the closing price on the principal securities exchange on which such Marketable Securities are listed on the trading day immediately preceding the applicable Measurement Date.

(viii)            “Measurement Date” means (A) prior to the Final Measurement Date, each date upon which the Sponsor Group receives Sponsor Cash Amounts (including, without limitation, as a result of a Change of Control, extraordinary dividends or distributions, sell-downs into the public market or that is an Open Window Commencement Date) or (B) the Final Measurement Date.

(ix)            “Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of Parent, dated [_], 2019, as may be amended from time to time.

(x)            “Qualified Termination” means the Participant’s Termination by the Service Recipient without Cause, or due to the Participant’s death or Disability. In addition, to the extent the Participant is a party to an employment agreement with a Service Recipient that provides for a Termination by the Participant for “good reason” or other similar term, which provides the same benefits upon a Termination as a Termination without Cause, any such Termination (subject to applicable notice and cure periods) will also constitute a Qualified Termination hereunder.

(xi)            “Restrictive Covenant Breach” shall mean a breach by the Participant of any non-competition, non-interference, non-solicitation or no-hire covenant to which the Participant is bound under the Existing Restrictive Covenant Agreement or the Standard Restrictive Covenant Agreement, as applicable, during the applicable restriction period set forth therein, or a material breach of any confidentiality, ownership of intellectual property or non-disparagement covenant to which the Participant is bound under the Existing Restrictive Covenant Agreement or the Standard Restrictive Covenant Agreement, as applicable, during the applicable restriction period set forth therein, in each case, determined without regard to whether any such covenant is enforceable under applicable State law.

(xii)            “Sponsor Cash Amounts” means, as of any Measurement Date, without duplication, the cumulative amount of all cash and cash equivalents (including as a result of cash dividends, cash distributions, or receipt of cash proceeds) and Marketable Securities (valued as of the date of receipt of such Marketable Securities and without regard to any decrease or increase in value thereafter) actually received by the Sponsor Group on or before such Measurement Date with respect to or in exchange for equity securities of Parent; provided however, that (i) with respect to any trading window that opens under the Company’s then-applicable trading policy from and after the 18-month anniversary of an Initial Public Offering (each, an “Open Window Commencement Date”), Sponsor Cash Amounts will also include the value of all IPO Securities held by the Sponsor Group as of such Open Window Commencement Date, calculated using a per share price equal to the lower of (x) the average trading price of the IPO Securities on the Open Window Commencement Date and (y) the volume-weighted average share price of the IPO Securities over the 20-trading day period ending as of the Open Window Commencement Date; and (ii) with respect to a Final Measurement Date that (A) is a Change of Control, Sponsor Cash Amounts will also include the fair market value of any remaining equity securities of the Company held by the Sponsor Group, based on the Change of Control price, as well as the fair market value of any non-cash proceeds received in by the Sponsor Group in connection with such Change of Control, and (B) is not a Change of Control, Sponsor Cash Amounts will also include the fair market value of any remaining equity securities of the Company held by the Sponsor Group, with IPO Securities valued using the volume-weighted average share price of the IPO Company over the 20-trading day period ending as of the Final Measurement Date, as well as the fair market value of any non-cash proceeds held by the Sponsor Group.

(xiii)            “Sponsor Cash Invested” means, as of any Measurement Date, without duplication, all cash invested by the Sponsor Group in equity securities of Parent on or before such Measurement Date, including any additional capital invested in Parent by the Sponsor Group following the Closing Date and through the applicable Measurement Date.

(xiv)            “Sponsor Group” means, collectively, (A) investment vehicles affiliated with EQT and their affiliates, (B) investment vehicles affiliated with Canada Pension Plan Investment Board and their affiliates and (C) investment vehicles associated with Bain Capital Private Equity and their affiliates.

(xv)            “Sponsor MOIC” means, as of any Measurement Date, the quotient obtained by dividing (i) Sponsor Cash Amounts by (ii) Sponsor Cash Invested.

3.            Termination.

(a)            In the event of the Participant’s Termination for any reason, any unvested Options shall immediately terminate and expire (without payment of any consideration therefor), and any vested Options shall remain exercisable as provided in this Section 3. Notwithstanding the foregoing, in connection with any Qualified Termination, [for CEO only: (i) a pro rata portion of the Participant’s unvested Time-Vesting Options that would otherwise vest on the next annual vesting date following such Qualified Termination had the Participant remained employed shall vest based on the number of days elapsed while the Participant was actually employed during such annual vesting period, (ii)] (i) unvested Time-Vesting Options will remain outstanding and eligible to vest in full solely in the event a Change of Control occurs within the three (3) [for CEO only: six (6)] month period immediately following such Qualified Termination (such period, the “Tail Period”), and [(iii)](ii) unvested Performance-Vesting Options will remain outstanding and eligible to vest if a Measurement Date occurs within the Tail Period, and will vest to the extent applicable Performance Hurdles are achieved in connection with such Measurement Date. Any unvested Time-Vesting Options and Performance-Vesting Options that do not otherwise vest during such Tail Period shall terminate and expire upon the expiration of the Tail Period.

(b)            The Participant may not exercise any vested and exercisable Options to any extent after the first to occur of the following events, and, upon the first to occur of the following events, such vested Options shall immediately terminate and expire (without payment of any consideration therefor) on, subject in each case to any extended exercise period provided for in Section 6(c)(ii) of the Plan following an Initial Public Offering:

(i)            the tenth (10th) anniversary of the Date of Grant;

(ii)            in the event of the Participant’s Termination due to death or Disability, the first (1st) anniversary of the date of such Termination (or with respect to Performance-Vesting Options that vest after Termination, thirty (30) days after the date of such vesting, if later);

(iii)            in the event of the Participant’s Termination by the Service Recipient without Cause or Participant’s voluntary resignation or retirement, ninety (90) days after the date of such Termination (or with respect to Performance-Vesting Options that vest after Termination, thirty (30) days after the date of such vesting, if later); or

(iv)            immediately upon a Forfeiture Event.

4.            Exercising Options.

(a)            Vested Options may be exercised by the delivery of a notice of the number of Options that are being exercised and satisfaction of the Exercise Price in full pursuant to any permitted payment methodology applicable to the Options so exercised. Such notice shall be delivered either: (x) in writing to the Company at its principal office or at such other address as may be established by the Committee, to the attention of the Company Secretary; or (y) to a third-party plan administrator as may be arranged for by the Company or the Committee from time to time for purposes of the administration of outstanding Options under the Plan, in the case of either (x) or (y), as communicated to the Participant by the Company from time to time.

(b)            The Exercise Price shall be payable, at the election of the Participant: (i) in cash or check; (ii) [for CEO only] [following a Qualified Termination, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Common Stock underlying the Options so exercised reduced by a number of shares of Common Stock equal to the aggregate Exercise Price of the Options divided by the Fair Market Value on the date of exercise; (iii)] by such other method as the Committee may permit in its sole discretion under Section 6(d) of the Plan; or [(iv)] any combination of cash and such other available method of exercise. In addition, following an Initial Public Offering, the Participant shall be permitted to “sell to cover” in order to satisfy the Exercise Price liability.

(c)            Except as expressly provided for herein or in the Plan or the Stockholders’ Agreement, during the lifetime of the Participant, only the Participant (or such Participant’s Permitted Transferee or duly authorized legal representative) may exercise the Option or any portion thereof. After the death of the Participant, any exercisable portion of the Option may, prior to the time when the Option expires under Section 3 hereof, be exercised by the Participant’s Permitted Transferee, personal representative or by any Person empowered to do so under the Participant’s will or the laws of descent and distribution.

5.            Restrictive Covenants.

(a)            The Participant acknowledges and agrees that as a condition of receipt of the grant of the Options, (i) the Participant is party to an Existing Restrictive Covenant Agreement or (ii) if the Participant is not party to an Existing Restrictive Covenant Agreement, the Participant shall execute and deliver to the Company the Company’s Standard Restrictive Covenant Agreement, the provisions of which are hereby incorporated by reference.

(b)            The Participant acknowledges that the Participant has read and understands the covenants described in the Existing Restrictive Covenant Agreement or Standard Restrictive Covenant Agreement, as applicable, including, specifically, the scope and duration thereof, and acknowledges and agrees that the Options being granted under this Option Agreement are in consideration of the Participant’s continued compliance with the terms of such covenants.

6.            Issuance of Shares; Redemption for Class A-2 Units. Following the exercise of an Option hereunder, as promptly as practical after receipt of such notification and full payment of the Exercise Price and any required income or other tax withholding amount (as provided in Section 9 hereof), and subject to the Participant’s execution and delivery of a Joinder to each of the Stockholders’ Agreement and the Partnership Agreement (if the Participant is not already a party to the Stockholders’ Agreement and Partnership Agreement), (1) the Company shall issue or transfer, or cause such issue or transfer, to the Participant the number of shares of Common Stock with respect to which the Options have been so exercised (the “Option Stock”), subject to Section 10(c) of the Plan, and (2) immediately upon completion of such issuance or transfer to the Participant of such Option Stock, Parent shall redeem all of such Option Stock for a number of Class A-2 Units of Parent having an aggregate Fair Market Value (as defined in the Partnership Agreement) equal to the aggregate Fair Market Value (as defined in the Plan) of the Option Stock (the “Converted Units”).

7.            Non-Transferability. The Options are not transferable by the Participant except to Permitted Transferees in accordance with the Plan and subject to the terms of the Stockholders’ Agreement. Except as otherwise provided herein, no assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.

8.            Rights as a Stockholder. The Participant (or a Permitted Transferee) shall have no rights as a stockholder with respect to any share of Common Stock covered by an Option except as to shares of Common Stock issued upon exercise of the Option.

9.            Tax Withholding. The provisions of Section 10(d) of the Plan are incorporated herein by reference and made a part hereof. [For CEO only][Notwithstanding anything contained in Section 10(d) of the Plan to the contrary, following a Qualified Termination, the Participant may elect to satisfy the applicable tax withholding liability by having the Company withhold from the shares of Common Stock otherwise issuable upon the exercise of the Option a number of shares of Common Stock having an aggregate Fair Market Value equal to such withholding tax liability.] In addition, following an Initial Public Offering, the Participant shall be permitted to “sell to cover” in order to satisfy any tax withholding liability resulting from the exercise of the Option.

10.            Right to Repurchase Converted Units.

(a)            The Converted Units shall be subject to the right of repurchase (the “Call Right”) exercisable by Parent, a member of the Sponsor Group, or one of their respective Affiliates, as determined by Parent in its sole discretion, during the six (6) month period following (x) the (i) the Termination of such Participant’s employment with the Service Recipient for any reason (or, if later, the six (6) month anniversary of the date of the exercise of the Options in respect of which the Option Stock was issued, and (y) a Restrictive Covenant Breach. The Call Right shall expire on the earlier of (i) an Initial Public Offering or (ii) a Change of Control.

(b)            In the event the Call Right is exercised, the purchase price for the Converted Units subject to the exercised Call Right shall be the Fair Market Value (as defined in the Partnership Agreement) per unit on the closing date of the repurchase; provided that in the case of a Forfeiture Event, the purchase price for the Converted Units subject to the exercised Call Right shall be the lesser of (x) the per unit price paid by the Participant for the Converted Units, as adjusted to reflect any dividends or distributions paid in respect of such units and (y) the Fair Market Value (as defined in the Partnership Agreement) per unit on the closing date of the repurchase.

(c)            In the event the Call Right is exercised, the aggregate purchase price for such Converted Units subject to the exercised Call Right will be payable by Parent (or, if applicable, a member of the Sponsor Group or one of their affiliates) in cash payable within thirty (30) days of the exercise of such repurchase right (the “Repurchase Date”); provided, that if Parent and the other members of the Sponsor Group are prohibited from paying in cash under any applicable financing arrangement, the purchase price may be paid by promissory note with a maturity not to exceed five years from the date of issuance of such promissory note. Any amounts not paid in full within thirty (30) days of the Repurchase Date will bear interest at the prime lending rate in effect as of the Repurchase Date and will be repaid in installments or, if earlier, as and when Parent is no longer prohibited under the applicable financing arrangement from paying the balance in cash or upon a Change of Control. Notwithstanding any other provision in this Agreement, Parent may elect to pay the purchase price hereunder in shares or other equity securities of one of its respective direct or indirect subsidiaries with a fair market value equal to the applicable purchase price; provided, that such subsidiary promptly repurchases such shares or other equity securities for cash equal to the applicable purchase price or a promissory note with a principal amount equal to the applicable purchase price with the same terms as described above. Any repurchase other than by a member of the Company Group shall be paid in cash.

11.            Participant. Whenever the word “Participant” is used in any provision of this Option Agreement under circumstances where the provision should logically be construed to apply to a Permitted Transferee or to the executors, the administrators, or the Person or Persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such Person or Persons.

12.            Notice. Every notice or other communication relating to this Option Agreement between the Company and the Participant shall be in writing, and shall be mailed, emailed or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed, emailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be emailed, mailed or delivered to the Company at its principal executive office, to the attention of the Company Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally, emailed or mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with any reasonable procedures established by such third-party plan administrator and communicated to the Participant from time to time.

13.            No Right to Continued Employment or Service. This Option Agreement does not confer upon the Participant any right to be retained in the employ or service of any member of the Company Group.

14.            Binding Effect. This Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

15.            Waiver and Amendments. Except as otherwise expressly permitted under the Plan, any waiver, alteration, amendment or modification of any of the terms of this Option Agreement shall be valid only if made in writing and signed by the parties hereto; provided, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that such waiver is to be construed as a continuing waiver.

16.            Governing Law. This Option Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof; provided that the validity, construction and effect of the Restrictive Covenants Agreement appended hereto as Exhibit A shall be governed and construed in accordance with the laws of the jurisdiction specified therein, without regard to otherwise governing principles of conflicts of law.

17.            Award Subject to Plan, Stockholders’ Agreement and Partnership Agreement. The Options, and the shares of Common Stock issued to the Participant upon exercise of any Option, shall be subject to all of the terms and provisions of, and entitled to the rights and benefits under, the Plan and the Stockholders’ Agreement and all such terms and provisions are hereby incorporated herein by reference and made a part hereof. By acceptance of the Substitute Option, effective as of the Date of Grant, the Participant shall become a party to, and be bound by, the Stockholders’ Agreement as an “Other Holder” thereunder. In the event of any express conflict between the terms and provisions of the Stockholders’ Agreement and this Option Agreement, the Stockholders’ Agreement shall govern and control. This Option Agreement also remains subject to the terms of the Plan, provided that, in the event of any conflict between the terms and provisions of the Plan and this Option Agreement, this Option Agreement shall govern and control. The Converted Units issued to the Participant in connection with the Participant’s exercise of any Option and the redemption of the shares of Common Stock received upon exercise shall be subject to all of the terms and provisions of the Partnership Agreement.

*      *      *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS OPTION AGREEMENT, THE PLAN, THE STOCKHOLDERS’ AGREEMENT, AND THE PARTNERSHIP AGREEMENT, AND, AS AN EXPRESS CONDITION TO THE GRANT OF OPTIONS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS OPTION AGREEMENT, THE PLAN AND THE STOCKHOLDERS AGREEMENT, AND SOLELY WITH RESPECT TO THE CONVERTED UNITS, THE PARTNERSHIP AGREEMENT.

PARTICIPANT

Name:

DERBY TOPCO, INC.

By:
Title:

Solely with respect to Section 6 and Section 10 of the Option Agreement:

DERBY TOPCO PARTNERSHIP LP

By:
Title:

[Signature Page to Option Agreement]

Schedule I

Existing Restrictive Covenant Agreements

[If none listed, there are no Existing Restrictive Covenant Agreements]